Exhibit 99.1

THL Credit Announces Second Quarter 2010 Financial Results and Quarterly Dividend of $0.05 per Share

BOSTON – August 9, 2010 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit”), a middle market capital specialist, today announced financial results for its fiscal second quarter ended June 30, 2010. Additionally, THL Credit announced that its Board of Directors has declared its second fiscal quarter dividend of $0.05 per share, payable on September 30, 2010 to stockholders of record as of September 2, 2010.

Highlights

As of June 30, 2010
Total assets	$259.7 million
Investment portfolio, at fair value	$84.8 million
Net assets	$257.4 million
Net asset value per share	$13.01
Post-IPO portfolio activity for the quarter ended June 30, 2010
Total originations, at par	$30.0 million
Net investments made during the quarter, at par	$22.5 million
Operating results for the quarter ended June 30, 2010
Total investment income	$2.44 million
Net investment income	$0.73 million
Net increase in net assets from operations	$0.84 million
Net investment income per share	$0.04

“We are pleased to report that we are investing to plan and deploying capital in strong companies with reliable returns. Underwriting discipline is of paramount importance and we remain prudent and deliberate in our credit selection,” said James K. Hunt, chief executive officer of THL Credit, Inc. “We are focused on identifying and closing investments that match our strict investment criteria targeting sponsored and unsponsored investments of $10 to $50 million in companies with revenues of between $25 and $500 million.”

Portfolio and Investment Activity

During the quarter, THL Credit formally commenced principal operations and completed its initial public offering on the NASDAQ as well as a private placement to THL Credit Partners BDC Holdings, L.P., raising approximately $195.8 million in aggregate net proceeds. THL Credit invested $22.5 million in two companies during the quarter subsequent to the IPO closing. Coupled with the five investments purchased from THL Credit Opportunities, L.P. in anticipation of the IPO for $62.1 million, the company had approximately $85 million invested across seven portfolio companies at quarter end. These investments, at fair value, include:

•	$14.3 million in senior subordinated debt and equity of Surgery Center Holdings, a healthcare company operating ambulatory surgery centers;

•	$12.1 million in senior subordinated debt and equity of Food Processing Holdings, a food processing services company;

•	$12.9 million in senior secured debt and equity of Anytime Worldwide, a recreation and leisure services company;

•	$12.2 million in senior subordinated debt of HEALTHCARE first, a healthcare and business services company;

•	$12.6 million in income-producing equity interests of LCP Capital Fund LLC, a financial services company;

•	$11.2 million in senior subordinated debt and equity of JDC Healthcare Management, a healthcare dental services company; and

•	$9.6 million in senior secured second lien term loans of Intelligrated, an industrial products company.

As of June 30, 2010, the portfolio (at fair value) was invested 55 percent in subordinated debt, 26 percent in senior secured debt, 15 percent in income-producing equity interests and 4 percent in equity. The weighted average yield of the debt and income producing equity securities in its portfolio at their current cost basis was 17.9 percent. The weighted average yield on its senior secured loans and subordinated debt securities at their current cost basis was 16.6 percent.

Results of Operations

Total investment income for the quarter was $2.44 million, of which $1.75 million was attributable to interest and fees on subordinated debt and senior secured loans, $0.61 million was attributable to interest from income-producing equity interests and $0.08 million was derived from interest on cash and cash equivalents.

Operating expenses for the period totaled $1.71 million. Base management fees were $0.74 million with administrator expenses of $0.35 million. There was no incentive fee incurred during the quarter.

THL Credit had net investment income of $0.73 million, or $0.04 per share based on a weighted average of 19,625,761 shares for the period. THL Credit’s investments had $0.1 million of estimated net unrealized appreciation.

Net Increase in Net Assets from Operations

THL Credit had a net increase in net assets resulting from operations of $0.84 million for the second quarter, or $0.04 per share based on a weighted-average of 19,625,761 shares for the period.

Financial Condition, Liquidity and Capital Resources

As of June 30, 2010, the company had $174.8 million in cash and cash equivalents. It generated cash primarily from the net proceeds of its IPO as well as cash flows from operations, including interest earned and fees received on subordinated debt, senior secured loans and other income-producing equity securities. In the future, the company may also fund a portion of its investments through borrowing from banks and future equity offerings. It does not expect to incur such debt until the net proceeds of its initial public offering have been substantially invested.

“We are currently in the process of arranging borrowing capacity to leverage our business. We expect to have a credit facility in place before the end of the year,” said Terrence W. Olson, chief operating office and chief financial officer of THL Credit. “While the investments we are making today do not require leverage to meet our return hurdles, prudently leveraging our capital structure is integral to maximizing our long-term returns to shareholders.”

Business Outlook

THL Credit anticipates that substantially all of the net proceeds from its IPO will be invested by March 31, 2011.

“THL Credit’s national origination platform, leveraging our relationships and our three offices across the country, remains a differentiating competitive strength in sourcing attractive investment opportunities,” said Mr. Hunt. “We are seeing attractive opportunities to invest in leading middle market companies and are acquitting an active pipeline. We currently have four accepted term sheets on investments representing approximately $50 million. Our pace of origination is expected to drive growth in net investment income that will support the growth of future distributions to our stockholders.”

Conference Call

The company will host a conference call to discuss these results on August 10, 2010, at 1 p.m. Eastern Daylight Time. The conference call will be led by James K. Hunt, chief executive officer, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, dial (877) 375-9141 (domestic) or (253) 237-1151 (international) and use the passcode 88374972. The company will also broadcast the conference call live via its Website at www.thlcredit.com. A replay will be available through August 24, 2010, via the company’s Website starting approximately two hours after the conclusion of the call.

About THL Credit

THL Credit is an externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. THL Credit invests primarily in private subordinated debt, or mezzanine debt, in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. Such investments in many cases include an associated equity component such as warrants, preferred stock or other similar securities. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Michael Henson

212-687-8080

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